UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2015

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone
Dalian, China, 116422
People’s Republic of China
(Address, including zip code, of principal executive offices)

86-411-39185985
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

China BAK Battery, Inc. (the "Company") is filing this Amendment No. 1 to Form 8-K (this “Amendment”) to amend the Company's Current Report on Form 8-K filed on July 2, 2015 (the "Original Form 8-K"). This Amendment is being filed solely for the purpose of correcting certain clerical error with respect to the vesting schedule contained in the table appearing in the Original Form 8-K. Specifically, for each person listed in the table below, his or her restricted shares vest quarterly in 12 equal installments over a three year period with the first vesting on June 30, 2015.

Name and Position	Amount	Vesting Schedule
Wenwu Wang, Interim CFO	50,000	vest quarterly in 12 equal installments over a three year period with the first vesting on June 30, 2015
Jian Lin, Interim CTO	10,000	vest quarterly in 12 equal installments over a three year period with the first vesting on June 30, 2015
Guosheng Wang, Director	50,000	vest quarterly in 12 equal installments over a three year period with the first vesting on June 30, 2015
Martha Agee, Director	30,000	vest quarterly in 12 equal installments over a three year period with the first vesting on June 30, 2015
Chunzhi Zhang, Director	30,000	vest quarterly in 12 equal installments over a three year period with the first vesting on June 30, 2015
Jianjun He, Director	30,000	vest quarterly in 12 equal installments over a three year period with the first vesting on June 30, 2015

Except as described herein, this Amendment does not modify or update any other information contained in the Original Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: July 15, 2015	By:	/s/ Xiangqian Li
Xiangqian Li
Chief Executive Officer